Exhibit 99.1

NUSTAR ENERGY L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unless otherwise indicated, the terms “NuStar Energy,” “the Partnership,” “we,” “our” and “us” are used in this report to refer to NuStar Energy L.P., to one or more of our consolidated subsidiaries or to all of them taken as a whole.

The unaudited pro forma condensed consolidated financial statements of NuStar Energy L.P. (NuStar Energy) have been derived from our historical consolidated financial statements and are being presented to give effect to the sale of 50% of our asphalt operations (the Transaction) to an affiliate of Lindsay Goldberg LLC (Lindsay Goldberg), a private investment firm.  The asphalt operations involve purchasing crude oil to process at NuStar Energy’s asphalt refineries in Paulsboro, New Jersey and Savannah, Georgia, which produce asphalt and other refined petroleum products which are marketed from leased terminals along the U.S. east coast (collectively, the Asphalt Operations). The Asphalt Operations also include three asphalt terminals in the mid-continent and gulf coast, which are supplied by other refineries in those regions. NuStar Energy and Lindsay Goldberg will each have a 50% voting interest in NuStar Asphalt LLC (Asphalt JV), currently a wholly owned subsidiary of NuStar Energy, which was formed for the purpose of entering into this joint venture and will own all the assets of the Asphalt Operations.

The unaudited pro forma condensed consolidated balance sheet has been prepared as though the Transaction occurred on June 30, 2012. The unaudited pro forma statements of income for the six months ended June 30, 2012 and the year ended December 31, 2011 have been prepared as though the Transaction occurred on January 1, 2011. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and accompanying notes, including the unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the audited financial statements included in our Annual Report on Form 10-K for the twelve months ended December 31, 2011.

The pro forma adjustments, as described in the notes to unaudited pro forma condensed consolidated financial statements, are based on available information and assumptions management believes are factually supportable and recurring in nature. The pro forma adjustments assume the following:

•                  Lindsay Goldberg will acquire the Class A equity interests (Class A Interests) of Asphalt JV for $175.0 million, while we will retain the Class B equity interests (Class B Interests) of Asphalt JV with an estimated fair value of $52.0 million. The Class A Interests will receive a preferred distribution and will have a liquidation preference over the Class B Interests.

•                  Asphalt JV will purchase the inventory of the Asphalt Operations from NuStar Energy at market prices.  Asphalt JV intends to fund the inventory purchase with proceeds from borrowings under a third-party, asset-based revolving credit facility (Third-Party Financing) and an unsecured revolving credit facility provided by NuStar Energy (NuStar Facility). The Third-Party Financing will have an aggregate principal amount not to exceed $500.0 million for a term of five years and will bear interest based on LIBOR plus a margin that varies depending upon certain conditions of the Third-Party Financing. The NuStar Facility will have an aggregate principal amount not to exceed $250.0 million for a term of seven years and will bear interest at the actual rate applicable to NuStar Energy’s revolving credit agreement plus one percent.

•                  NuStar Energy will use the proceeds from the sale of the Class A Interests and the inventory of the Asphalt Operations, as described above, to repay a portion of its long-term debt.

•                  NuStar Energy will retain its crude oil supply agreement with Petróleos de Venezuela S. A. (PDVSA) and will enter into a separate crude oil supply agreement with Asphalt JV to supply it approximately 35,000 barrels per day. The terms of the crude oil supply agreement between NuStar Energy and Asphalt JV will be virtually the same as the terms of NuStar Energy’s agreement with PDVSA. Specifically, the price paid by Asphalt JV will equal the actual price paid by NuStar Energy to PDVSA. Estimated sales of crude oil from NuStar Energy to Asphalt JV totaling $1,212.7 million and $653.5 million for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively, are not included in the pro forma statements for those periods, given the nature of the transaction, since NuStar Energy would be acting as an agent and those sales would be reported net instead of gross.

•                  NuStar Energy will provide general and administrative services to the Asphalt JV for approximately $10.0 million per year under the terms of an administrative services agreement.

•                  NuStar Energy will lease its Houston, TX, Catoosa, OK, Rosario, NM and Wilmington, NC terminal facilities to Asphalt JV for an aggregate amount of approximately $1.5 million per year.

Upon closing, we expect to deconsolidate Asphalt JV and prospectively report our remaining investment in Asphalt JV using the equity method of accounting. As of June 30, 2012, we have presented the assets related to the Asphalt Operations as “Assets held for sale” on the consolidated balance sheet. The historical results of the Asphalt Operations for the six months ended June 30, 2012 include $266.4 million of goodwill and other asset impairment charges. The impact of these impairments have been excluded from the unaudited pro forma statements of income for the six months ended June 30, 2012 and the year ended December 31, 2011 as the impairments are directly attributable to the Transaction.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and do not purport to reflect what our financial position and results of operations would have been had the Transaction occurred on the dates indicated, nor are they necessarily indicative of our future results of operations.

NUSTAR ENERGY L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Thousands of Dollars)

	June 30, 2012
	NuStar Energy L.P. Historical	Pro Forma Adjustments		NuStar Energy L.P. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,147	$175,000	(a)	$34,147
		173,797	(b)
		(348,797	)(c)
Assets held for sale	640,959	(227,000	)(a)	2,847
		(411,112	)(b)
Other current assets	828,999	(2,824	)(b)	826,175
Total current assets	1,504,105	(640,936)		863,169
Property, plant and equipment, at cost	4,058,542	—		4,058,542
Accumulated depreciation and amortization	(979,111)	—		(979,111)
Property, plant and equipment, net	3,079,431	—		3,079,431
Goodwill	822,701	—		822,701
Investment in joint ventures	68,188	52,000	(a)	120,188
Other long-term assets, net	243,173	212,419	(b)	455,592
Total assets	$5,717,598	$(376,517)		$5,341,081
Liabilities and Partners’ Equity
Current liabilities	$1,122,934	$—		$1,122,934
Long-term debt, less current portion	2,106,988	(348,797	)(c)	1,758,191
Other long-term liabilities	66,559	—		66,559
Partners’ equity:
Limited partners	2,426,602	(27,166	)(b)	2,399,436
General partner	54,175	(554	)(b)	53,621
Accumulated other comprehensive loss	(72,508)	—		(72,508)
Total NuStar Energy L.P. partners’ equity	2,408,269	(27,720)		2,380,549
Noncontrolling interest	12,848	—		12,848
Total partners’ equity	2,421,117	(27,720)		2,393,397
Total liabilities and partners’ equity	$5,717,598	$(376,517)		$5,341,081

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Thousands of Dollars, Except Unit and Per Unit Data)

	Six Months Ended June 30, 2012
	NuStar Energy L.P. Historical	Asphalt Operations Historical Pro Forma (d)	Other Pro Forma Adjustments		NuStar Energy L.P. Pro Forma
Revenues	$3,637,597	$(758,664)	$(4,842	)(e)	$2,888,902
			14,811	(f)
Costs and expenses:
Cost of product sales	3,151,026	(730,065)	—		2,420,961
Operating expenses	260,929	(56,775)	14,811	(f)	218,965
General and administrative expenses	50,322	(1,344)	(5,000	)(g)	43,978
Depreciation and amortization expense	90,257	(11,137)	—		79,120
Asset impairment loss	249,646	(244,225)	—		5,421
Goodwill impairment loss	22,132	(22,132)	—		—
Gain on legal settlement	(28,738)	—	—		(28,738)
Total costs and expenses	3,795,574	(1,065,678)	9,811		2,739,707

Operating (loss) income	(157,977)	307,014	158		149,195
Equity in earnings (loss) of joint ventures	4,767	—	(25,605	)(h)	(20,838)
Interest expense, net	(46,170)	—	1,867	(i)	(40,990)
			3,313	(j)
Other expense, net	(1,444)	948	—		(496)
(Loss) income before income tax expense	(200,824)	307,962	(20,267)		86,871
Income tax expense	19,732	(4)	—	(k)	19,728
Net (loss) income	$(220,556)	$307,966	$(20,267)		$67,143

Net (loss) income per unit applicable to limited partners	$(3.33)				$0.65

Weighted-average limited partner units outstanding	70,756,078				70,756,078

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Thousands of Dollars, Except Unit and Per Unit Data)

	Year Ended December 31, 2011
	NuStar Energy L.P. Historical	Asphalt Operations Historical Pro Forma (d)	Other Pro Forma Adjustments		NuStar Energy L.P. Pro Forma
Revenues	$6,575,255	$(2,012,655)	$(9,697	)(e)	$4,571,706
			18,803	(f)
Costs and expenses:
Cost of product sales	5,460,520	(1,868,906)	—		3,591,614
Operating expenses	529,002	(115,945)	18,803	(f)	431,860
General and administrative expenses	103,453	(3,747)	(10,000	)(g)	89,706
Depreciation and amortization expense	168,286	(20,809)	—		147,477
Total costs and expenses	6,261,261	(2,009,407)	8,803		4,260,657

Operating income	313,994	(3,248)	303		311,049
Equity in earnings (loss) of joint ventures	11,458	—	(12,017	)(h)	(559)
Interest expense, net	(83,681)	—	2,844	(i)	(77,698)
			3,139	(j)
Other (expense) income, net	(3,291)	8,208	—		4,917
Income before income tax expense	238,480	4,960	(5,731)		237,709
Income tax expense	16,879	(51)	—	(k)	16,828
Net income	$221,601	$5,011	$(5,731)		$220,881

Net income per unit applicable to limited partners	$2.78				$2.77

Weighted-average limited partner units outstanding	65,018,301				65,018,301

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NUSTAR ENERGY L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments:

(a)                                  To reflect (i) the proceeds from the sale of the Class A Interests in Asphalt JV, (ii) the Class B  Interests in Asphalt JV that we will retain as an investment in joint ventures, and (iii) the removal of the Asphalt Operations’ refining assets associated with the Transaction.

(b)                                 To reflect the sale of inventory of the Asphalt Operations to Asphalt JV in exchange for cash and a long-term note receivable under the NuStar Facility, and the estimated loss of $27.7 million, calculated as the difference between the estimated market price of inventory and its carrying amount as of June 30, 2012. The unaudited pro forma statements of income do not reflect a loss from the sale of the inventory because such loss is directly attributable to the Transaction.

(c)                                  To reflect the use of our proceeds as described in (a) and (b) to repay a portion of our long-term debt.

(d)                                 To reflect the deconsolidation of Asphalt JV.

(e)                                 To adjust rental revenue based on the storage lease agreement between NuStar Energy and Asphalt JV.

(f)                                    To reflect certain intercompany storage lease revenues as third-party transactions following the deconsolidation of Asphalt JV since such transactions are expected to continue after the sale and deconsolidation.

(g)                                 To adjust general and administrative expenses based on an administrative services agreement between us and Asphalt JV.

(h)                                 To adjust our equity in earnings of joint ventures for the net loss of Asphalt JV associated with the Class B Interests.

(i)                                     To reflect the interest income associated with Asphalt JV borrowings on the NuStar Facility.

(j)                                     To reflect the reduction in interest expense following the repayment of long-term debt as described in (c) above.

(k)                                  The pro forma adjustments have not been tax-effected as the effect on income tax is not material.